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                                CONTRACT SCHEDULE

                  GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

EFFECTIVE DATE:                                 [May 15, 2008]

GMDB RIDER CHARGE:                              [0.65%]

LAST HIGHEST ANNIVERSARY DATE:                  [Owner's (or oldest Joint
                                                Owner's or Annuitant's if owner
                                                is a non-natural person) [81st
                                                ]birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                              [6%]

LAST INCREASE DATE:                             [Owner's (or oldest Joint
                                                Owner's or Annuitant's if owner
                                                is a non-natural person) [91st
                                                ]birthday]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                          [6.00%]

GMDB FIRST OPTIONAL STEP-UP DATE:               [1st Anniversary following the
                                                Effective Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD:           [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:                   [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:                [1.50%]

ALLOCATION, TRANSFERS AND REBALANCING LIMITS:
---------------------------------------------

   GMDB SUBACCOUNTS:                            [Metlife Defensive Strategy
                                                Portfolio, Metlife Moderate
                                                Strategy Portfolio, Metlife
                                                Balanced Strategy Portfolio,
                                                Metlife Growth Strategy
                                                Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:               [20%]

   PLATFORM 1 SUBACCOUNTS:                      [Pearson Fund, Foley Fund,
                                                Badeer Fund, Nardi Fund]

   PLATFORM 2 MAXIMUM PERCENTAGE:               [80%]

   PLATFORM 2 SUBACCOUNTS:                      [Pearson Fund, Foley Fund,
                                                Badeer Fund, Nardi Fund]

   PLATFORM 3 MAXIMUM PERCENTAGE:               [10%]

   PLATFORM 3 SUBACCOUNTS:                      [Pearson Fund, Foley Fund,
                                                Badeer Fund, Nardi Fund]

   PLATFORM 4 MAXIMUM PERCENTAGE:               [10%]

   PLATFORM 4 SUBACCOUNTS:                      [Pearson Fund, Foley Fund,
                                                Badeer Fund, Nardi Fund]

MLIU-EDB (4/08)